Exhibit 10.1

Commitment line agreement

October 31, 2025

(Borrower)

Leifras Co., Ltd.

(Agent)
Chikuho Co., Ltd.

(Lender)

Financial institution listed in the Lender column of Appendix I

i

Appendix 1	(List of Parties)	40
Appendix 1	(Loan Application Form)
Appendix 2	(Receipts)
Appendix 3	(Financial Status Report)

ii

Commitment Line Agreement

Leifras Co., Ltd. (hereinafter referred to as the “Borrower”), the financial institutions listed in Schedule 1 to this Agreement (hereinafter referred to as “the Financial Institutions”),

Financial institutions are referred to as “lenders,” and all financial institutions are collectively referred to as “all lenders.”) and Chikuho Co., Ltd.

The Bank (hereinafter referred to as the “Agent”) hereby agrees as follows as of October 31, 2025 (hereinafter referred to as the “Agreement”).

“Contract”).

Article 1 (Definition)

The following terms shall be defined as follows in this Agreement unless the context clearly indicates otherwise:

It has the meaning of

1. “Business days” means days other than bank holidays under Japanese laws and regulations.

2. “Agency Services” means the services entrusted to the Agent by and for all Lenders.

Refers to the business operations set forth in each provision of this Agreement.

3. “Agent Account” means a special deposit account held by the Agent at the Fukuoka Sales Department of Chikuho Bank Ltd.

Account (account number: 3087157, account name: Chikuho Bank Agentguchi), or the agent

Any other account designated from time to time and notified to Borrower and Lender.

4. “Agent Fee” means the fee to be paid to the Borrower by a separate agreement between the Borrower and the Agent.

5. “Parent company,” “subsidiary,” and “affiliate” refer to

the terms, formats, and preparation methods of financial statements, etc.

“(i)” means the entity defined in Article 8 of the Regulations.

6. “Loan Period” means the period from the execution date (including the same date) to the maturity date (including the same date).

7. “Loan Maximum Amount” means the amount set forth in Schedule 1 of this Agreement for each lender (excluding, however, the provisions of Article 29, Paragraph 2).

(or, if changed in accordance with Article 2, Paragraph 1, the changed amount).

8. “Loan Obligation” means the obligation of the Lender as provided for in Article 2, Paragraph 1.

9. “Loan Claim” means a claim relating to an Individual Loan.

10. “Unavailable Period” means the period from the date on which the Borrower receives the notice under Article 9, Paragraph 1 (including the same date),

This refers to the period up to and including the day on which the notification under Paragraph 2 of the same Article is received.

11. “Causes of loan inability” are: (1) the outbreak of natural disasters, war, or terrorist attacks; (2) the breakdown of electricity, communications, or various payment systems;

3) Inability to conduct yen lending and borrowing transactions in the Tokyo interbank market

Other reasons not attributable to the lender, which result in the lender being held liable in whole or in part for the

If it becomes impossible to execute the loan, the majority of lenders (or if it is difficult for the majority of lenders to reach a consensus)

This refers to the judgment made by the agent.

12. “Loan Application Form” means the document submitted pursuant to Article 5, Paragraph 1 when a Borrower wishes to borrow under this Agreement.

“Application” means the application form in the format set out in Attachment 1 to this Agreement that is submitted to the Agent.

13. “Base loan period” means the period stated in the loan application form as an index for setting the base interest rate.

This refers to...

14. The “base rate” is the rate set at 11:00 AM or as close as possible to 11:00 AM two business days prior to the desired execution date.

As of 11:00 a.m., the Japanese Yen TIBOR (Telerate17097 page) published by the JBA TIBOR Administration will be used.

However, the JBA TIBOR

The Japanese Yen TIBOR (Telerate17097 page or its successor page) published by the operator is used as the basis for the

If there is no indication of the interest rate corresponding to the quasi-lending period, the Japanese yen interest rate published by the JBA TIBOR Administration will be used.

The period indicated on TIBOR (Telerate17097 page or its successor page) is the

The interest rate corresponding to the shortest period exceeding the fixed period or the longest period not exceeding the standard loan period the higher of the interest rates corresponding to the standard loan period of one week or less.

If the base interest rate is below 0.00%, 0.00% will be used as the base interest rate.

If for any reason such interest rate is not published, the agent will provide a reasonable

The interest rate determined by the Bank shall be the base interest rate.

15. “Permitted Security Interest” means any security interest (a) already established in the assets of the Borrower at the time of the execution of this Agreement and

(b) a security interest that includes the claims of the Lender or Agent under this Agreement as secured claims;

Any interest that is established against the Borrower’s assets after the execution of the Agreement without breaching this Agreement and that is not

A security interest (including a revolving security interest; the same applies hereinafter) that includes the Agent’s claims under this Agreement as secured claims.

(c) Liens and other security interests established automatically under laws and regulations.

It is called.

16. “Fiscal year end” means the period from the first day (including the same day) to the last day (including the same day) of each fiscal year of the Borrower.

The period up to

17. “Taxes and public dues” means all taxes, including income tax, corporate tax, and other taxes that may be imposed in Japan.

18. “Individual loan” means a loan executed by each lender based on the same loan application form.

19. “Individual loan execution amount” means the amount lent by a lender to a borrower through an individual loan.

In addition, “individual loan disbursement amount” refers to the amount of individual loan disbursement (the amount of the actual loan disbursement related to the relevant loan application form).

(The amount calculated by multiplying the amount of the loan by the lender’s participation rate.)

20. “Individual Loan Outstanding Amount” means the principal, interest, late payment charges, liquidation charges, and other amounts related to the Individual Loan that are stipulated in this Agreement.

This refers to all amounts that the Borrower is obligated to pay pursuant to the Loan.

21. “Commitment Start Date” means November 6, 2025.

22. “Commitment Period” means the period from the Commitment Start Date (including the same date) to the end of the term of the loans of all lenders.

The period up to the date on which the obligation ends (including the same date).

23. “Commitment Period Expiration Date” means November 5, 2026 (provided that such date does not fall on a business day).

24. “Facility Fee” means the fee paid by the

Borrower as consideration for the establishment and maintenance of a loan facility under this Agreement.

The fee to be paid.

25. “Participation Ratio” means the ratio of the loan limit amount per lender to the total loan limit amount.

26. “Desired Execution Date” means the date on which the Borrower wishes the Loan to be executed, as specified in the Loan Application.

Business days within the commitment period set forth in (excluding the expiration date of the commitment period)

)

27. “Execution Date” means the date on which the Loan is executed.

28. “Payment Deadline” means the 11th day of the repayment date, if any, specified in this Agreement.

It refers to time.

29. “Syndicate Account” means a regular deposit account (account) held by the Borrower at the Fukuoka Sales Department of Chikuho Bank, Ltd.

Account number: 3033363, account name: Leifras Co., Ltd.), or opened by the borrower and the agent

This refers to an account at the head office or any branch of the approved Chikuho Bank Ltd.

30. “Spread” means 1.0% per annum.

31. “Settlement Amount” means (i) the amount of principal repayment or offset of an Individual Loan before the maturity date, (ii)

After the borrower applies for a loan and before the execution of the individual loan, the borrower enters into a loan agreement for the individual loan in accordance with Article 587-2, Paragraph 2 of the Civil Code.

If the termination is made pursuant to the preceding paragraph, or (iii) if the conditions of Article 6 are not met in whole or in part,

(iv) if the Borrower defaults on an individual loan,

The reinvestment interest rate is calculated from the start of the calculation of the settlement amount (for (i), the time of the repayment or offset, and for (ii) and

(iii) As of the desired execution date of the individual loan, and (iv) As of the date when the loan has become due.

The calculation date refers to the date after the date reasonably determined by the lender. The same applies below.)

When the interest rate falls below the applicable interest rate set forth in the

(ii) and (iii) the principal amount of the individual loans, and (iv)

The amount of principal for the individual loan at the time of default shall be the same as below.

The amount calculated by multiplying the difference between the reinvestment interest rate and the applicable interest rate by the actual number of days remaining in the remaining period is

“Remaining period” refers to the period from the start of calculation of the settlement amount to the maturity date, and is the same as “reinvestment interest rate.”

assumes that the principal amount subject to settlement will be reinvested in the Tokyo interbank market over the remaining period.

The interest rate that the lender reasonably determines as the interest rate when the liquidation amount is calculated.

The method is to calculate the amount on a daily basis based on one end and one year being 365 days, and division is done at the end, and amounts less than 1 yen is rounded down.

32. “Total loan limit” means the total amount of loan limits of all lenders.

33. “Total loan balance” means the total amount of principal of individual unpaid loans of all lenders.

34. “Increased expenses” means (1) the establishment or amendment of laws and regulations, or changes in their interpretation or application, (2) reserves or (iii) changes in accounting regulations or operations, etc., that may cause lenders to

The costs of making or maintaining individual loans, maintaining loan obligations, or preserving rights are significant.

(excluding increases resulting from changes in the tax rate on the lender’s taxable income)

the increase in the amount reasonably calculated by the lender.

35. “Lender Incurring Increased Expenses” means a lender that has incurred increased expenses.

36. “Damage, etc.” means damages, losses, expenses, etc. (including attorney’s fees).

37. “Majority lenders” refers to the lenders whose participation rate at the time of the agreement is reached (however, the lending obligations of all lenders are not fully exhausted).

If the lending obligations of some lenders are extinguished before the extinction of the lender, and there are individual loans outstanding related to the lender,

During the period, the principal amount of the individual loan outstanding as of the reference point in time of the convergence of the intentions shall be

The participation rate will be calculated by regarding the maximum amount as the maximum amount.

During the period in which all debts under this loan agreement have not been fully repaid,

The ratio of the total principal amount of each lender’s outstanding loans to the total loan balance in

A single lender or multiple lenders whose combined share is 51% or more.

If the lender determines that an event has occurred that requires instructions from multiple lenders, Article 27, Paragraph 1

The time when the agent receives the first notice and the agent himself/herself issues the notice to the majority lender.

If it is determined that a consensus is necessary, the agent will give the notice set forth in Article 27, Paragraph 2.

The time at which the

38. “Qualified Transferee” means the lender or the person specified in Article 2 of the Financial Instruments and Exchange Act on the date of the execution of this Agreement.

Qualified institutional investors as defined in Article 10, Paragraph 1 of the Cabinet Office Ordinance on Definitions.

(as defined in Article 20, item 10)

39. “Applicable interest rate” means the interest rate obtained by adding a spread to the base interest rate.

40. “Repayment date” means the maturity date set forth in Article 5, Paragraph 2 for the principal and interest of this loan.

For other amounts, the date on which payment is to be made in accordance with this Agreement.

In the case where a company is obligated to submit a securities report pursuant to Article 24, Paragraph 1, the company shall submit the securities report, semi-annual report, etc.

This refers to reports such as financial statements, quarterly reports, extraordinary reports, and amended reports, and the borrower is obligated to

If not, the provisions of Article 435, Paragraph 2 of the Companies Act (Act No. 86 of 2005, including subsequent amendments) shall apply.

financial statements and business reports and their supplementary schedules, and the provisional calculations prescribed in Article 441, Paragraph 1 of the said Act

“consolidated financial statements” means financial statements, as well as consolidated financial statements as provided for in Article 444, Paragraph 1 of the Act.

42. “Laws, etc.” means any treaty, law, or regulation applicable to this Agreement, any transaction under this Agreement, or any party to this Agreement.

Laws, ordinances, government ordinances, ministerial ordinances, rules, public notices, judgments, decisions, arbitral awards, notices and policies of relevant authorities.

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43. “Loan” refers individually or collectively to all of the individual loans executed based on the same loan application.

And so it is said.

44. “Agreement Execution Date” means October 31, 2025.

45. “Maturity Date” means the due date for repayment of the principal of each individual loan.

46. “Unused Loan Limit” means the amount obtained by deducting the total principal amount of the individual loan outstanding from the loan limit.

This refers to...

47. “Assignee” means a person who receives an assignment of a loan claim in accordance with Article 30(1).

48. “Assignor” means a person who assigns a loan claim in accordance with Article 30(1).

Article 2 (Rights and Obligations of the Lender)

(1) During the Commitment Period, subject to the fulfillment of the requirements set forth in each item of Article 6, the Lender shall, in accordance with this Agreement:

In response to the Borrower’s application for the execution of this Loan as set forth in Article 5, on the desired execution date related to said application

The individual loan amount will be lent to the borrower.

(2) Except as otherwise provided in this Agreement, the Lenders shall exercise their rights under this Agreement separately and independently.

can be exercised.

(3) Except as otherwise provided in this Agreement, the Lender’s obligations under this Agreement are separate and independent.

and no Lender may exercise any right under this Agreement because of the failure of another Lender to perform such obligations.

Furthermore, the Lender shall not be relieved of its obligations under this Agreement.

shall not be held responsible for any failure to do so.

(4) If a lender fails to make an individual loan on the desired execution date in violation of its lending obligations, the lender shall

Upon receiving a claim from the borrower, we will immediately pay all damages incurred by the borrower due to such breach of loan obligations.

However, compensation for such damages, etc. to the borrower will be made immediately upon the execution of the individual loan on the desired execution date.

If the borrower had borrowed money separately because the loan was not secured, the borrower would have had to make or would have had to make payments.

Interest and other expenses that the borrower would have had to pay if the individual loan had been made on the desired date

The maximum amount is the difference between the interest and other expenses that would have been incurred.

Article 3 (Use of Funds)

The Borrower will use the funds procured through this loan as working capital.

Each Lender shall have no obligation to verify Borrower’s compliance with this Article.

Article 4 (Effective Date of this Agreement)

This Agreement shall come into effect on the date of its execution.

Article 5 (Loan Application)

(1) If the Borrower wishes to execute the Loan pursuant to this Agreement, the Borrower shall

Submit the loan application form to the agent by facsimile or email by the deadline.

The borrower will submit the loan application form to all lenders by the following method.

If the information is sent to the Agent by facsimile or email, the Borrower shall

You hereby acknowledge that the Agent has received the Loan Application.

(2) The details of the loan application must satisfy all of the following requirements.

Any application for a loan that does not meet any of the requirements will be invalid.

Amount of this loan

The loan amount stated in the loan application form must be a total loan limit of 100 million yen or more and in increments of 1 million yen.

The unused loan limit of each lender or all lenders, and for each lender,

The individual loan amount calculated from the amount is the amount of the loan on the desired execution date stated in the loan application form.

The lender’s unused loan limit (however, the amount of individual loans whose maturity date falls by the desired execution date)

If an attachment exists, all repayment obligations of the borrower relating to such individual loan shall be fulfilled.

In addition, other transactions with a desired execution date prior to the desired execution date will be calculated as follows:

If a loan application for this loan has already been submitted, the loan will be fully executed.

The amount shall not exceed the amount set out in the preceding paragraph.

Desired execution date

The desired execution date stated in the loan application form is a business day during the commitment period (however,

(excluding the expiration date of the commitment period).

Standard loan period

The standard loan period stated in the loan application form is either 1 month, 2 months, or 3 months for each individual loan.

The borrower shall have a base loan maturity date that exceeds the commitment maturity date.

Notwithstanding the provisions of the first paragraph of this paragraph,

The desired execution date is the day after the anniversary of the contract period expiration date (including the same day) one month prior to the contract period expiration date.

If the maturity date is the expiration date of the commitment period, the commitment will be effective from the desired execution date.

The base loan period can be less than one month until the expiration date.

Maturity date

The maturity date stated in the loan application form is after the base loan period stated in the loan application form (however,

The starting date of the base loan period shall be the anniversary of the desired execution date, and such anniversary shall be within one business day.

If the day falls on any other day, the maturity date will be the next business day, but the next business day will be carried over to the next month.

In some cases, the maturity date is the business day immediately preceding the maturity date.

In the case of a loan, the anniversary of the last month of the base loan period (if such anniversary falls on a day that is not a business day)

If the next business day is carried over to the next month, the maturity date will be the next business day.

The maturity date will be the business day immediately preceding the

If the anniversary of the desired execution date does not fall in the last month of the base loan period,

If the anniversary of the last month of the base loan term is not a business day, the maturity date will be the same as that month.

The last business day of

(3) The intention to apply for a loan under paragraph 1 shall be expressed by the Agent when the Agent submits a loan application form in accordance with the provisions of the preceding paragraph.

Upon receipt in accordance with the provisions of paragraph 1, the Agreement shall become effective in relation to all Lenders.

After the Agent receives the loan application, the Borrower may not, except as permitted by law,

and in relation to any lender, regardless of the reason,

The loan application or the loan agreement related to the application cannot be cancelled, terminated, or changed.

When the Agent receives a loan application from the Borrower, the Agent

The lender will send a copy of the loan application form to all lenders by 3:00 PM three business days prior to the desired execution date.

This will notify the borrower of the fact and content of their loan application.

Article 6 (Conditions for Loan Disbursement)

During the commitment period, the lender will

Individual loans will be made on the condition that the amount of the loan is added to the total amount of the loan (regardless of whether or not a notice pursuant to Article 8, Paragraph 1 has been given).

The fulfillment of such conditions will be determined by each lender, and other lenders and agents will not be

We are not responsible for the lender’s decisions or failure to provide individual loans.

1) The loan application meets the requirements of Paragraphs 1 and 2 of the preceding article. 2) The lending obligations of all lenders have not been exempted pursuant to Article 9,

Paragraph 3. 3) All matters set forth in each item of Article 20 are true and accurate. 4)

The borrower is not in violation of any of the provisions of this Agreement, and such violations will not be abolished after the desired execution date.

There is no risk of retaliation.

If the lender’s lending obligations are not in accordance with the provisions of this Agreement (including, but not limited to, Articles 10 and 32)

(Not terminated in accordance with the instructions.)

If the loan agreement for this loan is terminated in whole or in part pursuant to the first sentence of Article 587-2, Paragraph 2 of the Civil Code,

Not being used.

The Borrower submits all of the following documents to the Agent and the Agent and all parties agree to the contents of the documents.

(a) The Borrower’s representative’s seal

certificate to sign and seal this Agreement (provided that the certificate must be issued within three months prior to the execution date of this Agreement)

issued within

(b) A certificate of all the Borrower’s historical facts (issued within three months prior to the execution date of this

Agreement); (c) A certified copy of the Articles of Incorporation (valid as of the execution date of this Agreement); (d) A seal or signature notification in the format specified by the Agent; (e) A copy of the minutes of the Borrower’s board of directors meeting that approved the execution of this Agreement and the borrowing under this Agreement.

A certified copy of the original of the record / Required documents for entering into this agreement and borrowing based on this agreement

A document prepared by an authorized officer or employee of the Borrower certifying that all necessary internal procedures have been completed.

Confirmation letter

Article 7 (Disbursement of Loans)

(1) If a lender receives a loan application in accordance with Article 5, does not give notice under Article 8(1), and

If all conditions set forth in each item of the Article are met at the time of individual loan execution, the amount of individual loan execution

The amount will be deposited into the agent’s account by 11:00 on the desired execution date.

The amount of the loan to be paid to the syndicate account is calculated based on the amount of the loan to be paid to the syndicate account.

It is assumed that the individual loan has been executed.

(2) When the Loan is executed pursuant to the preceding paragraph, the Borrower shall immediately notify the Agent of the amount and and the form attached as Appendix 2 to this Agreement detailing the details of the individual loans, or other documents designated by the Agent.

and upon receipt of such receipt, Agent shall

The agent will promptly provide a copy of the document to the lender who executed the individual loan.

Until the full amount of the outstanding individual loans is repaid,

Keep the original receipt.

Article 8 (Non-execution of Loans)

(1) Not to provide an individual loan because all or part of the conditions of Article 6 are not met.

The selected lender (hereinafter referred to as the “Non-Performing Lender”) shall notify the Bank by 5:00 p.m. two business days prior to the desired execution date.

and notify the Agent, the Borrower and all other Lenders accordingly, stating the reasons therefor.

However, if the individual loan is not executed even though all the conditions of Article 6 are met,

If the defaulting lender fails to comply with the loan obligations, the defaulting lender cannot escape liability for breach of the loan obligations.

(2) If a defaulting lender fails to perform an individual loan, the borrower shall pay the defaulting lender a liquidation amount.

However, if the failure to make an individual loan constitutes a breach of the lending obligation of the defaulting lender,

This is not the case.

(3) After submitting a loan application, the Borrower shall enter into a loan agreement for the individual loan before the execution of the individual loan related to the loan application.

When a contract is terminated pursuant to the first sentence of Article 587-2, Paragraph 2 of the Civil Code, the lender and

In this case, the Agent shall be notified in writing.

Upon receiving such notice, the Borrower shall promptly notify all other Lenders thereof.

In the event of such termination, a liquidation fee will be paid to the lender.

(4) In the case of the preceding two paragraphs, the lender shall notify the agent of the amount of the liquidation amount within five business days after the start of the liquidation amount calculation.

Agent shall promptly notify Agent upon receipt of such notice.

The Borrower shall pay such liquidation amount immediately after receiving notice from the Agent.

shall be paid in accordance with the provisions of Article 18.

Article 9 (Lender’s Disclaimer)

(1) If an event occurs that makes the lender unable to provide the loan, the agent shall immediately notify the lender in writing of such event.

Notify the borrower and all lenders.

(2) After the notice pursuant to the preceding paragraph has been given, if the majority of lenders (or if it is difficult for the majority of lenders to reach a consensus)

If the Agent determines that the reason for loan impossibility has been resolved, the Agent shall:

The Borrower and all Lenders will be notified immediately that the cause of loan impossibility has been resolved.

(3) During the period of non-lendability, all lenders will be relieved of their lending obligations.

Article 10 (Increased Costs and Illegality)

(1) The Incremental Expense Lender may, by written notice to the Borrower through the Agent,

The borrower will incur the increased costs, or the borrower will repay the debt to the lender that incurred the increased costs.

and terminate the loan obligations of the incremental cost lender.

The Borrower shall respond to such notice of claim by sending a written notice through the Agent to the Lender Incurring Increased Expenses within 15 business days from the date on which the notice reaches the Borrower (including that date; hereinafter referred to as the “Date on which the Notice of Increased Expenses Receipt Arrives”). If the Borrower’s response does not reach the Lender Incurring Increased Expenses within 15 business days from the Date on which the Notice of Increased Expenses Receipt Arrives (including that date), the Borrower shall be deemed to have responded that it will bear the increased expenses upon the expiration of such period, and if a loan application pursuant to Article

5 is made during the period from the Date on which the Notice of Increased Expenses Receipt Arrives (including that date) to the date on which the notice of such response reaches the Agent (including that date), such loan application shall be deemed to have been a response from the

Borrower to the effect that it will bear the increased expenses, and the Borrower shall agree to this without objection.

I intend.

(2) In the event that the borrower elects to bear the increased expenses in response to the request by the lender for the increased expenses set forth in the preceding paragraph (

(including cases where the Borrower is deemed to have elected to bear the increased costs pursuant to the preceding paragraph), the Borrower shall pay an amount equivalent to such costs to the Borrower on or after the date on which the Borrower responds that it will bear the increased costs pursuant to the preceding paragraph

(or, in cases where the Borrower is deemed to have elected to bear the increased costs pursuant to the preceding paragraph, the date on which the response deadline set forth in the preceding paragraph is made).

Within 10 business days of the date of the payment, the Lender Incurring the Increased Expenses will be paid in accordance with the provisions of Article 18.

(3) In response to the claim under paragraph (1), the Company shall pay the debt to the lender that incurred the increased expenses and the loan of the lender that incurred the increased expenses.

If the Borrower elects to terminate the Loan Obligations, the Borrower shall notify the Agent and all Lenders in writing (a) that it wishes to repay the debts owed to the Lenders Incurring Increased Expenses and terminate the Loan Obligations of the Lenders Incurring Increased Expenses, and

(b) the date on which it wishes to repay such debts and terminate the Loan Obligations (the “Desired Loan Obligation Termination/Debt Repayment

Date”). The Desired Loan Obligation Termination/Debt Repayment Date must be a business day that is not less than 10 nor more than 15 business days after such notice by the Borrower.

do not have.

(4) If there is an individual loan whose maturity date falls on or after the day following the desired date for termination of the loan obligation/debt repayment, the lender incurring the incremental expenses shall notify the agent of the amount of the liquidation amount at least five business days prior to the desired date for termination of the loan obligation/debt repayment. After receiving such notice, the agent shall notify the borrower of the same at least four business days prior to the desired date for termination of the loan obligation/debt repayment.

(5) In the event of a notice from the borrower under paragraph 3, sentence 1, the date of the desired termination of the loan obligation and repayment of the debt shall also be announced.

In this case, the Borrower shall not bear any Increased Expenses and shall be extinguished from all of its obligations to the Increased Expense

Lender under this Agreement.

Additional expenses incurred will be paid to the lender on the desired date of termination of the loan obligation and repayment of the debt in accordance with the provisions of Article 18.

In addition, the Borrower shall pay the Increased Expense Lender the same amount as it pays the principal of the Individual Loan pursuant to this paragraph.

Upon the date of the repayment, the Company shall pay the accrued interest on the principal and any additional expenses incurred by the lender.

do.

(6) The execution and performance of this Agreement and the transactions thereunder shall not be subject to any laws, regulations, etc. binding on any of the lenders.

In the event that the lender breaches the terms of the loan agreement, the lender will negotiate with the borrower and all other lenders through the agent to decide how to proceed. In this case, the borrower and all other lenders will agree to terminate the lending obligations of the lender and pay all debts owed by the borrower to the lender.

This cannot be refused without reasonable grounds.

Article 11 (Repayment of Principal)

The Borrower shall pay the principal of the Loan to the Lender in one lump sum on the maturity date in accordance with the provisions of Article 18.

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Article 12 (Interest)

(1) The Borrower shall provide the Lender with the principal amount of each individual loan to the Lender, the applicable interest rate, and the loan period.

The total amount of interest calculated by multiplying the actual number of days will be paid on the maturity date in accordance with the provisions of Article 18.

(2) The method of calculating interest in the preceding paragraph shall be calculated on a pro rata basis, with one end being the arrears and one year being 365 days, and the division shall be

Do this last and round down any amount less than 1 yen.

Article 13 (Prepayment)

(1) The Borrower may repay all or part of the principal of the Loan before the maturity date (hereinafter referred to as “Prepayment”).

However, in cases based on the provisions of Article 10 or in accordance with the procedures set forth in the following paragraphs,

All lenders who have executed this loan to which the Borrower has notified the Borrower of its intention to repay early (hereinafter referred to as the “early repayment lenders”)

If the advance payment lender (“Advance Payment Lender”) and the agent give their prior written consent,

Not limited to.

(2) If the Borrower wishes to make an early repayment, the Borrower shall notify the Borrower of the date on which the Borrower wishes to make an early repayment (hereinafter referred to as the “Early Repayment Date”).

(a) You must notify the Agent of your desire to make an early repayment no later than 20 Business Days prior to the Desired Payment Date (the “Desired Payment Date”).

(b) the principal amount of the Loan that you wish to prepay (including the amount of the Loan that you wish to prepay);

The amount must be the full amount of the principal balance of the loan or 10% or more of the principal amount of the loan in increments of 10%.

If the principal amount desired for early repayment is not the full amount of the principal amount of the loan

The amount is calculated based on the ratio of the principal amount of the individual loans of the prepayment lender related to the loan.

(c) The principal who wishes to make early repayment will be paid in advance to the lender who is being prepaid in proportion to the amount of the loan.

With respect to this amount, interest accrued up to the desired early repayment date (including the same date) (hereinafter referred to as “accrued interest”).

(d) notify the borrower in writing of the date on which the borrower wishes to make early repayment.

After receiving the notice from the Borrower, the Agent shall submit the application for the early repayment at least 17 business days prior to the desired early repayment date.

The contents of paragraphs (a) through (d) shall be notified to the prepayment lender, and the prepayment lender shall

The Customer shall notify the Agent of whether or not it approves such early repayment at least seven business days prior to the desired repayment date.

In addition, any lender subject to early repayment may contact the agent within seven business days of the desired early repayment date.

If such notice is not received by the due date, the prepayment lender shall

The Agent shall be deemed not to have accepted the early repayment at least five business days prior to the desired early repayment date.

(3) If early repayment is approved pursuant to the preceding paragraph, the prepayment lender shall pay the amount of the liquidation proceeds to the borrower and the prepayment lender.

The Agent shall be notified at least three business days prior to the desired advance payment date.

After receiving the notice, the Borrower shall notify the Borrower of the same at least two business days prior to the desired early repayment date.

The total amount of the principal, accrued interest and settlement amount of the Loan to be repaid early shall be

The payment shall be made on the date specified in Article 18.

Article 14 (Late Payment Charges)

(1) If the Borrower delays in fulfilling its obligations under this Agreement to the Lender or Agent,

The due date (including the same day) of the debt whose performance is delayed (hereinafter referred to as the “Delayed Performance Debt”).

The amount of the overdue debt for the period from the date of payment to the date on which all the overdue debts are paid (including the same date)

The amount is multiplied by an annual interest rate of 14% to pay the late payment penalty.

3. Immediately pay in accordance with the provisions of Article 18.

(2) The calculation method for the late payment damages in the preceding paragraph shall be calculated on a pro rata basis, assuming that one year is 365 days, based on the one-sided payment due to the late payment.

Division is performed last, and any amount less than 1 yen is rounded down.

Article 15 (Facility Fee)

(1) The Borrower shall provide the following calculation period (both inclusive) to each Lender in accordance with the method set forth in Article 18:

For each period, the maximum borrowing amount of each lender is multiplied by 0.2% per annum and the actual number of days in the calculation period, and then divided by 365.

The amount calculated based on the above (rounded down to the nearest yen) will be paid in advance as a facility fee on the day the contract is concluded.

I will pay.

Even if this Agreement is terminated before the expiration date, the Lender shall notify the Borrower of any amounts already collected.

There will be no obligation to return the facility fee.

	Calculation period	Calculation period
1st calculation period	start date November 6, 2025	end date: November 5, 2026

(2) Notwithstanding the provisions of the preceding paragraph, if the lender defaults on its loan obligations, the

(including both the date on which the default occurred and the date on which the default ended. Hereinafter referred to as the “Default Period”

The borrower is required to pay a facility fee to the lender.

The lender shall not refund the amount of the facility fee already collected from the borrower pursuant to the preceding paragraph.

multiplied by the actual number of days in the default period (both ends inclusive) and divided by the actual number of days in the calculation period (both ends inclusive).

(However, division will be done at the end and any fraction less than one yen will be rounded off.)

The borrower will be rewarded by making a deposit into the account in the borrower’s name listed at the end of the document.

Article 16 (Agent Fee)

In consideration for the Agent performing the Agent services set forth in this Agreement, the Borrower

The agent fee must be paid as separately agreed upon between the agent and the client.

Article 17 (Expenses and Taxes)

(1) All costs incurred in relation to the preparation of this Agreement and related documents, as well as any amendments or revisions thereto (including attorneys’ fees)

(including attorneys’ fees) and the lender and agent’s securing and enforcing their rights under this Agreement.

All expenses (including attorney’s fees) incurred in performing any obligations or duties of the Company shall be borne by the Company.

Unless otherwise specified, all costs are the responsibility of the borrower and the lender or agent will

In the event that the Borrower incurs any of the costs, the Borrower shall immediately, upon receiving a claim from the Agent,

Pay in accordance with the following.

(2) Stamp duties and other charges incurred in connection with the creation, amendment, execution, etc. of this Agreement and related documents.

All such taxes and public dues shall be borne by the Borrower, and the Lender or Agent shall not

If the Borrower incurs any expenses on behalf of the Borrower, the Borrower shall immediately pay the Agent

This will be paid in accordance with the provisions of Article 18.

Article 18 (Borrower’s Performance of Obligations)

(1) In order to repay the obligations under this Agreement, the Borrower shall pay any amounts for which a repayment date is specified in this Agreement.

If there is no payment due date specified in this contract, the payment will be made upon receipt of a claim from the agent by the due date.

The Agent’s Account shall be immediately credited. In such case, the Agent’s Account shall be credited.

The Borrower’s obligation to the Agent or Lender is fulfilled at the time of the

It is considered to be.

(2) Except as otherwise provided in this Agreement, if the Borrower breaches the preceding paragraph and

Any payments made directly to a lender other than the Agent shall not constitute performance of any obligations under this Agreement.

In this case, the lender who received the payment must immediately transfer the received funds to the agent.

Payment and receipt of such amounts by Agent constitutes performance of the obligation in respect of such amounts.

The Borrower also acknowledges that the Agent and all Lenders have given prior written consent to the

Unless otherwise agreed, obligations under this Agreement cannot be fulfilled by means of substitute performance.

(3) Payments by the Borrower under this Article shall be applied in the following order: Provided, That if the Borrower makes payments under Article 22:

If the benefit of the term is accelerated pursuant to this provision, the provisions of Article 19, Paragraph 4 shall apply.

The Agent will pay on behalf of the Borrower expenses that the Borrower is required to bear under this Agreement.

and agent fees and any late payment charges therefor.

Expenses, etc. that the Borrower is to bear under this Agreement that are to be paid to a third party.

Expenses, etc. that the Lender is to bear on behalf of the Borrower under this Agreement.

What is borne by the customer and the late payment charges for these

Late payment charges (excluding late payment charges stipulated in Items 1 and 2) and liquidation charges

Interest on the loan

Principal of the loan

(4) In the case of the appropriation under the preceding paragraph, if the amount of the appropriation is less than the amount of any of the items, the amount that first becomes less than the amount of the item shall be the amount of the appropriation.

For the missing items (hereinafter referred to as “missing items”), the remaining amount after allocating it to the items with the highest priority will be used.

the amount of each payment obligation that the Borrower is responsible for in respect of such shortfall item that has become due

The amount will be apportioned proportionately.

(5) The Borrower shall not, except as required by law, etc., deduct public taxes from the payment of its obligations under this Agreement.

Public charges, etc. must not be deducted. Public charges, etc. must not be deducted from the amount payable by the borrower.

If the borrower is unable to pay the loan, the lender or agent may not impose any taxes or charges.

You will pay any additional amounts necessary to ensure that you receive the amount you would otherwise receive.

In this case, the Borrower shall obtain a tax return issued by the Japanese tax authorities or other supervisory authority relating to withholding tax.

Send the certificate directly to the lender or agent within 30 days of the date of payment.

Attached.

Article 19 (Distribution to Lenders)

(1) The Agent shall deduct from the amount paid by the Borrower under the preceding Article 106, items 1 and 2 of Paragraph 3 of the preceding Article 106,

If there is any remainder after deducting the amount equivalent to the number of the item, such remainder shall be deducted in accordance with the provisions of this Article.

provided, however, that if the amount is less than the amount set forth in Article 8, Paragraph 2, Article 10, Paragraph 2, or Article 5,

Notwithstanding the provisions of this Article, if the payment has been received from the Borrower pursuant to paragraph 1 above,

The Company shall pay the amount to the defaulting lender in the case of Article 8, Paragraph 2, or to the defaulting lender in the case of Article 10, Paragraph 2 or

In the case of paragraph 5, the increased expenses shall be promptly distributed to each lender who incurred the increased expenses.

(2) Prior to any distribution by the agent to the lender under this section, (a) a provisional attachment on the loan receivable;

(b) a provisional attachment or seizure order is served on the Borrower; or

When the assignment is made, the rights and obligations between the Borrower, the Agent and the Lender will be as follows:

The following provisions shall be followed:

(a) If the Agent makes a provisional attachment, protective attachment, or or before receiving notice from the borrower that a seizure order has been served on the borrower.

If the Company completes distributions to Lenders under this Article

In this case, such distribution by the agent will result in the granting of provisional attachment and preservative attachment.

When damage occurs to a right holder, seizure right holder, borrower, lender or other third party.

However, the Agent shall not assume any responsibility in relation to these matters, and the Borrower shall pay all costs and expenses incurred.

The Agent shall handle the matter at its own risk.

If so, the borrower shall compensate.

The Agent shall notify the Borrower of the loan under this Article after the Borrower has made a deposit into the Agent’s Account.

Before completing the distribution to the person, the loan receivables related to such distribution shall be subject to the

Notification of receipt of provisional attachment, protective attachment, or attachment order

When knowledge is received from the borrower

In such event, (i) the Agent may withhold from distribution under this Section any amounts to which such notice relates, and in any other manner that the Agent deems reasonable;

and (ii) Agent shall be able to respond to such notice.

All payments received from borrowers other than the lender to which such notice relates shall be treated as a lump sum.

If damages, etc. occur to the provisional attache, the preservative attache, the attache, the Borrower,

the Lender or any other third party as a result of the Agent’s actions under this paragraph (i) or the

Agent’s distribution under this paragraph (ii), the Agent shall not bear any responsibility for such damages, etc., and the Borrower shall bear such damages, etc. at its own expense and responsibility.

If the Agent suffers any damages arising from such correspondence or distribution,

If any damage is caused, the borrower shall compensate for it.

If the Agent receives notice from the Borrower that an order for provisional attachment, protective attachment, or seizure has been served on the Agent pursuant to Article 21, Paragraph 7, prior to the Borrower’s deposit into the Agent’s Account.

In such event, (i) Agent shall notify the Lender of any amount related to such notice.

However, notwithstanding such notice, the Agent may

Provisional attachment and reservation under Article 21, Paragraph 7 shall be made by the business day before the deposit is made to the account.

If no notice of total foreclosure or service of the order of foreclosure has been received from the

Borrower, the Agent may, at its option, make distributions to the Lender.

Agent may notify the Agent of any such notice or may withhold any distribution under this Article with respect to any amount to which such notice relates, or may respond in any manner that Agent deems reasonable.

and (ii) Agent shall notify Agent of any other fees to which such notice relates.

The Agent shall distribute the funds deposited in the Agent Account to all Lenders other than the

Lender to which such notice relates. If any damages, etc. occur to the provisional attache,

preservative attache, attache, Borrower, Lender or any other third party as a result of the Agent’s distribution pursuant to this proviso (i), the Agent shall not bear any liability therefor, and the

Borrower shall handle such damages at its own expense and responsibility. The Borrower shall indemnify the Agent if it suffers any damages, etc. as a result of such distribution.

(b) The assignor and assignee, jointly or by the borrower alone, have notified the assignee of the loan receivables.

If you notify the Agent in accordance with Article 30, paragraph 2

In this case, upon receipt of either of such notices, the Agent shall immediately commence all administrative procedures necessary to treat the Transferee as a creditor in respect of such Loan Claim,

and the Agent shall be exempt from liability if it treats the previous Lender as the valid Lender until it notifies the Borrower, the Transferor, and the Transferee that such administrative procedures have been completed. The Agent shall not bear any liability in respect of any damages, etc. incurred by the Transferee or any other third party as a result of such treatment by the Agent.

The borrower and the assignor of the loan claim shall handle such matters at their own expense and responsibility.

If the Agent suffers any damages due to this provision, the Borrower and the Borrower shall

The assignors of the attached claim shall indemnify jointly and severally.

(3) Distributions made by the Agent to the Lender shall be made in the order set forth in Paragraph 3, Items 3 through 7 of the preceding Article.

Regarding the allocation and distribution of shortfalls in the event of shortfalls in the amount to be paid shall comply with the provisions of Paragraph 4 of the preceding Article.

(4) Notwithstanding the provisions of Paragraphs 3 and 4 of the preceding Article and the preceding paragraph, if the Borrower accelerates the due date pursuant to Article 22,

In the event of a loss of the loan amount, the Agent shall deduct the amount of the loan amount set forth in Article 3, Paragraph 1 of the preceding Article from the amount paid by the Borrower.

The remainder after deducting the above two items shall be paid to the Borrower under this Agreement at the time of the loss of the benefit of the term.

The percentage of the amount of the debt owed by the Borrower to the Lender (provided that, by the time of distribution, the Borrower has not yet agreed to this Agreement)

If there is a change in the ratio of the amount of debt owed to each lender based on the

The Company will distribute the amount apportioned in accordance with the ratio reasonably adjusted by the Company.

The agent shall not be held responsible for any damages. In this case, the agent shall

In the order and manner deemed appropriate.

(5) If the Borrower’s payment as set forth in paragraph 1 of the preceding article is delayed beyond the payment deadline, the Agent shall

In this case, the Agent shall not be obligated to make the distribution set forth in paragraph 1 on the same day.

The funds will be debited by 12:00 on the business day following the day on which the deposit is received, and the distribution will be made immediately thereafter.

If the lender or agent suffers any damages as a result of this, the borrower shall bear the costs.

do.

(6) If requested by the agent and such request is based on reasonable grounds,

Upon receiving the request, the lender shall notify the borrower of the amount of the claim (including the breakdown) that it has against the borrower under this Agreement.

In such case, the obligation to make distributions under paragraph 1 shall cease to exist until all such notices are given to the Agent.

If such notice is unreasonably delayed,

If the lender or agent suffers any damages as a result of the

The defaulting lender will be responsible for this.

Article 20 (Representations and Warranties by Borrower)

The Borrower shall notify the Lender and the Agent of the execution of this Agreement and the execution of each individual loan.

(However, if a time is specifically specified in each of the following items, at that time)

I represent and warrant that the matters stated in each item are true and correct.

The Borrower is a joint-stock company that has been duly established in accordance with Japanese law and is currently in valid existence.

and, as of the date of this Agreement, the Act on Specified Commitment of Loans (Act of 1999)

4 of the Act, including subsequent amendments.)

The Borrower’s execution and performance of this Agreement and the transactions thereunder shall be in accordance with the Borrower’s corporate objectives.

These are acts within the scope of the law, and the Borrower must comply with laws and regulations, the Borrower’s articles of incorporation and other corporate regulations.

Complete all procedures required by the internal regulations.

The execution and performance of this Agreement by the Borrower and the transactions thereunder shall (a) be binding on the Borrower.

(b) does not violate the Borrower’s articles of incorporation or other internal rules;

and (c) any third party to which the Borrower is a party or which binds the Borrower or its property.

It is not contrary to the contract.

The person who signs or affixes his/her name and seal to this Agreement on behalf of the Borrower is not bound by laws, regulations, articles of incorporation, or other internal regulations.

In accordance with the procedures required by the Regulations, the person who signs or affixes his/her name and seal to this Agreement on behalf of the Borrower

You are authorized to do so.

This Agreement is legal, valid, binding on the Borrower, and enforceable in accordance with each of its provisions.

To be something.

The reports prepared by the Borrower shall be in accordance with accounting standards generally accepted in Japan.

The report is accurate in accordance with the standards, has been prepared lawfully, and is required by law.

If there is an obligation to undergo an audit, the necessary audits have been conducted.

After the end of the fiscal year ending in December 2025, reports prepared by the borrower for the said fiscal year (as required by law, etc.)

When there is an obligation to have the report, etc. audited or when other audits are conducted dilutes the business, assets or financial condition of the Borrower as shown in its audited or other reports;

Any material changes that may materially affect the Borrower’s performance of its obligations under this Agreement are

Something that has not occurred.

8) Any event that has or may have a material adverse effect on the Borrower’s performance of its obligations under this Agreement.

No litigation, arbitration, administrative proceeding or other dispute has been or will be commenced

There is no risk of this happening.

The events specified in Article 22, Paragraph 1 or 2 have not occurred or have occurred.

Fearless.

10) The borrower does not fall under any of the following categories:

(i) Members of organized crime groups, etc.

(a) Organized crime groups (including members of organizations that are members of organized crime groups)

or organizations that are likely to encourage habitual violent illegal acts, etc.

(The same applies below.)

(b) A member of an organized crime group (hereinafter the same).

(c) A person who has not yet passed five years since he/she ceased to be a member of an organized crime group. (d) A quasi-

member of an organized crime group (a person who has a relationship with an organized crime group other than a member of an organized crime group and who has ceased to be a member of an organized crime group)

Those who are likely to use their power to commit violent illegal acts, or those who are members of organized crime groups or maintaining or operating an organized crime group, such as by supplying funds or weapons to organized crime members.

(The same applies below.)

(e) Companies related to organized crime (companies in which members of organized crime are substantially involved in the management,

Companies run by associate members or former gang members that provide funding to gangs

Companies or businesses that actively cooperate with or are involved in the maintenance or operation of organized crime groups

Actively using organized crime groups in the performance of duties, etc., and cooperating in the maintenance or operation of organized crime groups.

(This refers to companies that are actively involved in

(f) Corporate racketeers (corporate racketeers, corporate racketeers, etc., who target companies, etc., and commit violent acts of dishonest exploitation in pursuit of unfair profits)

(A person who is likely to commit illegal acts and pose a threat to the safety of civil life.)

(g) Social movement fraud (those who disguise or claim to be involved in social movements or political activities)

There is a risk that they will commit violent and illegal acts in pursuit of unfair profits, and that this will disrupt the lives of citizens.

(Anyone who poses a threat to the safety of the

(h) Special intelligence violent groups, etc. (those with ties to organized crime groups other than those listed in (a) through (g) above)

They use their power and have financial ties with organized crime groups,

(The term refers to a group or individual who is at the center of a widespread fraud.)

(i) Other persons equivalent to (a) through (h) above; (ii) Other related parties; (a) Any person

who falls under (i) through (i) above (hereinafter referred to as “members of organized crime groups, etc.”) is managing the business.

A person who has a relationship that is deemed to be controlling

(b) A person who has a relationship with a member of an organized crime group, etc. that is deemed to be substantially involved in the management of the business; (c) A person who intends to obtain wrongful profits for himself, his company, or a third party, or to cause damage to a third party.

It is recognized that the person is using gang members unfairly, for example, with the purpose of obtaining

Persons with whom they have a relationship

(d) Providing funds or other benefits to members of organized crime groups, etc.

A person who has a relationship that is deemed to be

(e) Any person who is an officer or substantially involved in management is socially criticized as a member of an organized crime group, etc.

Persons with whom the relationship should be established

Article 21 (Borrower’s Commitment)

(1) The Borrower agrees to the following: (i) After the execution date of this Agreement, the Commitment Period ends and the Borrower is a lender and

Until you have fulfilled all of your obligations to the Agent under this Agreement, you will not:

We will ensure that this is done at their own expense.

When any of the events set forth in Article 22, Paragraph 1 or 2 occurs or is likely to occur.

If so, you will immediately report it to the Agent and all Lenders.

If a report, etc. is prepared, it will be promptly submitted after preparation (provided that the Borrower

If a company is obligated to submit a securities report pursuant to the provisions of the preceding paragraph, it must submit the report to the Director-General of the relevant Finance Bureau.

(Promptly upon issuance of the report) and a copy of the report, etc., and a document verifying the status of compliance with the matters set forth in paragraph 5.

The Borrower must provide the Agent and all Lenders with a written authorization to

Electronic disclosure system for disclosure documents such as securities reports based on the Financial Instruments and Exchange Act (Financial

The information is reported through the Electronic Data Processing Network for Disclosure (EDINET) as stipulated in Article 27-30-2 of the Commodity Exchange Act.

When electronic disclosure of a notice or other document is made, the agent and all lenders will be notified of the disclosure.

Such copy shall be deemed to have been submitted at the time of notice to the person;

If the Agent or any of the Lenders requests a copy of the Report, etc., the Borrower shall shall provide a copy of the Report etc. to the Agent or Lender.

etc. are accurate in accordance with accounting standards generally accepted in Japan,

In addition, if the report is prepared lawfully and there is an obligation to have the report audited by law, etc.

In such cases, the necessary audits shall be conducted.

If the agent or the lender through the agent requests it, the borrower and immediately to the Agent and all lenders regarding the property, management or business affairs of its subsidiaries and affiliates.

to report to the relevant officials and provide them with the facilities necessary for the investigation thereof.

Significant changes in the assets, management or business conditions of the Borrower and its subsidiaries and affiliates occurs or there is a risk that such a change will occur over time,

Any event that has or may have a material effect on the Borrower’s performance of its obligations under this Agreement

If any litigation, arbitration, administrative proceeding or other dispute involving

If there is any problem, you must immediately report it to the Agent and all Lenders.

If any of the items in the preceding article is found to be untrue, the Agent shall immediately notify the Agent of this fact.

Report this to your lender and all lenders.

(2) After the execution date of this Agreement, the Borrower will

All lenders and agents will remain in arrears until all obligations under this Agreement to the

Unless otherwise agreed in advance in writing, any obligations of the Borrower or any third party other than those under this Agreement

However, if any of the following conditions apply and the borrowing provided that the Person gives the Agent prior written notice of his/her intention to provide security.

In this article, “provision of security” means the establishment of a security interest in the assets of the borrower,

or the reservation of a security interest in the assets of the borrower, including the right of lien and retention.

Those that are established automatically based on other laws and regulations are excluded.

Acquisition funds for borrowings for the purpose of asset acquisition (including borrowings related to refinancing thereof)

When providing assets as collateral

When acquiring new assets on which a security interest has been established (due to merger, company split or business transfer)

(3) The Borrower agrees to the acquisition of assets on which a security interest has already been established after the execution date of this Agreement, if the Commitment Period ends and the Borrower for some lenders until the Agent has fulfilled all of its obligations under this Agreement.

However, the Company will not provide any security for the secured debts under this Agreement in whole or in part.

This does not apply if the attendant or agent has given prior written consent.

(4) The Borrower agrees that if the Commitment Period ends after the execution date of this Agreement and the Borrower is no longer a lender or

Comply with the following items until you have completed the performance of all obligations to the Agent under this Agreement:

We promise that.

Maintain the necessary licenses and permits to operate your main business and continue your business in compliance with all laws and regulations.

To do so.

The main business activities will not be changed.

Except as required by law, etc., the payment of all obligations under this Agreement shall not be subject to any other unsecured obligations.

(including secured loans for which there is a shortfall in recovery even after the liquidation of the collateral)

Treat them at least equally without any discrimination.

Performance of the obligations under this Agreement with respect to the Borrower unless consented to by the Agent and all Lenders.

organizational changes that have or may have a significant impact on the

(has the meaning defined in Section 1.1.1.) a merger, demerger, share exchange or share transfer,

or the transfer of all or part of the assets to a third party (for sale and leaseback purposes)

(including transfer), reduction of the amount of capital, or the acquisition of all or any of the important business or assets of a third party.

shall not make any partial transfer.

Not being a member of an organized crime group or any of the items (ii)(a) to (e) of the preceding Article 10.

and.

Do not engage in any of the following acts (a) to (e) either by yourself or through a third party.

That’s it.

(a) Violent demands

(b) Making unreasonable demands beyond legal

responsibility; (c) Making threatening statements or engaging in violent conduct in relation to transactions; (d) Spreading rumors, using fraudulent means or using force to defraud the lender or agent.

Any act that damages the credit or interferes with the business of the lender or agent.

(e) Any other acts equivalent to (a) to (d) above.

(5) The Borrower shall notify the Borrower of the amount of the net assets section of the Borrower’s non-consolidated balance sheet at the end of each fiscal year.

The amount must be 80% or more of the amount of net assets on the non-consolidated balance sheet as of the end of the fiscal year ending December 2024.

Maintaining it at

The Borrower shall provide the operating income recorded in the non-consolidated income statement on the last day of the fiscal year closing month of the Borrower.

Maintain profits and operating profits in the black.

(6) The Borrower shall not be subject to the service of an order of provisional attachment, protective attachment, or seizure with respect to the Loan Claim.

When the order is issued, the Company will immediately notify all lenders through the Agent together with a copy of the order.

must be notified in writing.

Article 22 (Reasons for Accrual of Term)

(1) If any of the following events occurs to the Borrower, the Lender or Agent

The Borrower shall notify all Lenders and Agents of this Agreement without notice or demand from the Agent.

All of the above debts will automatically become due and the principal, interest and liquidation of the loan will be immediately repaid.

In accordance with the provisions of Article 18, the Borrower shall pay all amounts, including the calculation fee, that the Borrower is obligated to pay under this Agreement.

Payment will be made and all lenders’ lending obligations will be extinguished.

Suspension of payments or commencement of bankruptcy proceedings, rehabilitation proceedings, reorganization proceedings, special liquidation proceedings, etc.

If there is a petition for the commencement of legal reorganization proceedings similar to this (including similar petitions outside Japan),

When.

When a resolution to dissolve is passed or a dissolution order is received (except in cases of dissolution following a merger).

When the business is discontinued.

Suspension of transactions by a bill clearing house or by Zengin Electronic Credit Network Co., Ltd.

When the debtor is subject to disposition or equivalent measures by another electronic debt recording institution.

Provisional attachment or preservative attachment of the borrower’s deposit claims or other claims against the lender or a seizure order or notice (including similar procedures outside Japan) has been issued.

When a disposition ordering the service of a protective seizure or seizure order has been made

Time.

(2) If any of the following events occurs with respect to the Borrower, the Borrower shall, at the request of the Multiple Lenders,

Upon notice from Agent to Borrower pursuant to the Terms and Conditions, Borrower shall notify all Lenders and Agent

All debts under this Agreement to the Company will become due and payable immediately, and the principal and interest of the Loan will be immediately due and payable.

and the liquidation fee and all other amounts that the Borrower is obligated to pay under this Agreement, as provided for in Article 18.

and all lenders’ lending obligations will be extinguished.

(i) The Borrower has any liability to the Lender or Agent, whether or not it is a liability under this Agreement.

When the performance of all or part of a duty is delayed.

When any of the items in Article 20 is found to be untrue.

When the Borrower breaches any of his/her obligations under this Agreement, excluding the preceding two items. However, if such breach of obligation occurs is resolvable (excluding violations of Paragraph 4, Items 5 or 6 of the preceding Article).

provided that such breach remains unresolved for seven (7) or more business days from the date of the breach.

Seizure, provisional seizure, or protective seizure of the objects of collateral pledged by the borrower to the lender or a notice of provisional disposition (including similar procedures outside Japan) has been issued.

When the sale is approved or when auction procedures are commenced.

When a request for specific mediation is filed.

When the benefit of time has passed on any bonds issued by the Borrower.

When the Borrower delays the performance of all or part of its obligations other than those under this Agreement.

or when these obligations become due and payable, or when a third party assumes the obligation.

The borrower has assumed the obligation to perform the guarantee for the

When performance is impossible (however, the amount for which the benefit of the term has been lost and the amount for which performance is impossible)

This only applies when the total amount exceeds 100 million yen.

8) Suspending business, deciding to suspend or discontinue business, or receiving a suspension or other order from a competent government agency, etc.

When you receive disciplinary action.

When the borrower issues the first dishonored check or when the stock company issues the electronically recorded claim against the borrower

If a default is registered through the All Japan Bank Electronic Debt Collection Network or other electronic debt collection

When an equivalent measure is taken by the registration authority.

Except for the preceding items, if the business or financial condition of the Borrower deteriorates or is likely to deteriorate,

When it is deemed necessary to preserve claims.

(3) If the notice under the preceding paragraph is delayed or does not arrive due to the Borrower’s fault,

At the time of the issuance of the Loan, the Borrower will become due and payable all of its obligations under this Agreement, and will immediately become liable for the principal, interest, liquidation payments, and all other amounts due by the Borrower under this Agreement.

will be paid in accordance with the provisions of Article 18, and all lenders’ lending obligations will be extinguished.

(4) The Lender shall notify the Borrower that any of the events set forth in Paragraph 1, Items 1 to 4 or Paragraph 2 has occurred.

If a Lender who is the obligor of the receivables relating to the event occurs, the Lender shall immediately notify the Borrower, all other

Lenders, and the Agent, upon learning of the occurrence of such an event. If an event set forth in Paragraph 1(5) occurs and the Lender who is the obligor of the receivables relating to such event becomes aware of the occurrence of such event, the Lender shall notify the

Borrower, all other Lenders, and the Agent, of the occurrence of such event.

(5) If the Borrower defaults on an Individual Loan, the Lender shall notify the Agent of the amount of the liquidation amount within five Business Days after the commencement of the calculation of the liquidation amount, and the Agent shall notify the Borrower of the amount of the liquidation amount within five Business Days after the commencement of the calculation of the liquidation amount.

Notwithstanding the provisions of the first sentence of this paragraph, the Lender shall notify the Borrower directly of the amount of the liquidation proceeds after the commencement of bankruptcy proceedings, rehabilitation proceedings, reorganization proceedings,

special liquidation, or other similar legal reorganization proceedings against the Borrower. The Borrower shall notify the Agent (or, in the case provided for in the second sentence of this paragraph, the Lender) of the amount of the liquidation proceeds.

Immediately after the date of the transaction, payment shall be made in accordance with the provisions of Article 18.

Article 23 (Set-off, Enforcement of Permitted Security Interests and Voluntary Sale)

(1) If the Borrower becomes an Agent or Loan Distributor due to the expiration of the term, the loss of the benefit of the term, or any other reason,

If an obligation to a person is to be performed, the agent or lender:

(a) Notwithstanding the provisions of Article 18, Paragraph 2, the claims of the Borrower under this Agreement and the Agent

(b) to receive repayments of deposits on behalf of the Borrower and apply them to the satisfaction of its obligations without prior notice or following the prescribed procedures;

In the event of such offset or payment appropriation, interest on the debt or credit, settlement fee, and late payment damages shall be

The calculation of the amount of the debt is based on the assumption that the debt will be extinguished on the day of the calculation.

The interest rate or fee will be in accordance with the provisions of the agreement specifying such interest rate or fee, and the foreign exchange rate will be the rate at the time of calculation as reasonably determined by the agent or lender. If such set-off or application is insufficient to extinguish the entire amount of the Borrower’s debt, application will be made in the order and manner deemed appropriate by the agent or lender.

The borrower may not object to the allocation.

(2) The Borrower shall pay any claims that the Agent or the Lenders have against the Borrower under this Agreement.

Deposit claims, insurance, and other claims that the Borrower has against the Agent or the Lender that are due and

It is necessary to protect the debts based on contracts and other debts that have reached their due date.

Notwithstanding the provisions of Article 18, Paragraph 2, such claims and the agent or lender

The Borrower may offset its obligations under this Agreement with the Agent or Lender. In this case, the Borrower shall give written notice of offsetting, and shall promptly submit to the Agent or Lender the certificates and passbooks of the offsetting deposit claims, claims under insurance contracts, and other claims with a registered seal. In the event of such offsetting, the calculation of interest, late fees, etc. on the claims and debts shall be calculated as if the claims and debts were extinguished on the day the offsetting notice was received, and the interest rate or fee shall be in accordance with the provisions of the contract that stipulates such interest rate or fee, and the foreign exchange rate at the time of calculation, reasonably determined by the Agent or Lender,

shall apply. However, even if an offset is made, the Borrower’s entire obligations shall not be repaid.

If the amount is insufficient to eliminate the remaining balance, the Borrower may apply the amount in the order and manner it deems appropriate. However, if the Borrower does not specify such order and manner, the amount may be applied in the order and manner that the Agent or Lender deems appropriate, and the Borrower shall notify the Borrower of such application.

I will not object to this.

(3) If the Borrower becomes an Agent or Loan Distributor due to the expiration of the term, the loss of the benefit of the term, or any other reason,

Notwithstanding the provisions of Article 18, Paragraph 2, if an Agent or Lender is required to perform an obligation to a Person,

the Agent or Lender may enforce a Permitted Security Interest (including enforcement by means of a liquidation or disposal or enforcement by any means other than the legal procedure pursuant to the terms of the Permitted Security Interest, and including recovery by subrogation or performance in kind; hereinafter referred to as “Enforcement of a Permitted Security Interest”).

This can be done.

(4) In the event that the principal of an Individual Loan is extinguished as a result of an offset pursuant to Paragraph 1, and the calculation date in the case of that Paragraph is a day before the Maturity Date, the Borrower shall, simultaneously with the offset, pay to the

Lender of that Individual Loan the accrued interest and liquidation amount on the Individual Loan that is extinguished by the offset in accordance with Article 18. The Lender of that Individual Loan shall notify the Agent of the amount of the liquidation amount within five Business Days after the offset is made, and the Agent shall notify the Borrower thereof within seven Business Days after receiving such notice.

(5) Notwithstanding the provisions of Article 18, Paragraph 2 and Article 21, Paragraph 4, Item 4, the Borrower may provide the Agent with a written

Upon prior notice in person, the Borrower may, pursuant to an agreement with Agent or Lender, sell the assets subject to any

Permitted Security Interest in which Agent or Lender is a secured party, and pay the proceeds received directly to Agent or Lender in fulfillment of its obligations under this Agreement, or may make a substitute payment of the assets subject to any Permitted

Security Interest in which Agent or Lender is a secured party, pursuant to an agreement with Agent or Lender in fulfillment of its obligations under this Agreement, and such payment shall be deemed to be a performance of its obligations under this Agreement.

(6) In the event of an offset or application pursuant to Paragraphs 1 or 2, an enforcement of a Permitted Security

Interest pursuant to Paragraph 3, or a substitute sale or substitute payment of the assets subject to a Permitted Security Interest pursuant to Paragraph 5, the Lender in the case of Paragraphs 1 and 3, and the Borrower in the case of Paragraphs 2 and 5, shall promptly notify Agent in writing of the details thereof. If such notice is not reasonably necessary,

If the lender or agent incurs any damages due to a delay in payment,

The lender who failed to be aware of the matter or the borrower who failed to give such notice shall bear the cost.

Article 24 (Adjustments Between Lenders)

(1) In the event that a lender has made an offset or made a payment in accordance with Paragraph 1 of the preceding Article (hereinafter, the lender is referred to as the “offsetting lender”)

The Assumed Lender (the “Assumed Lender”), the Lender and the Agent shall assign the Claim in accordance with the following provisions:

However, if all lenders and agents are

Coordination between the lender and the agent through other measures different from those set out in the following paragraphs.

or by other action in the Agent’s discretion,

If the lender and the agent decide to seek an arrangement between them, the lender and the agent shall or coordinate between lenders and agents in accordance with the decision.

The agent will notify the agent that the amount of the debt that has been extinguished by set-off or payment appropriation is

If the payment had been made, offsetting would be carried out pursuant to the provisions of Article 19, Paragraphs 1 to 4.

A lender or agent other than the lender (hereinafter referred to as the “Lenders other than the Lender”)

The agent identifies the claims that would have been paid and calculates the amount.

The set-off lender shall be the claimant of the non-set-off lender, etc., identified by the agent in accordance with the preceding paragraph.

The amount of the claim calculated by the agent in accordance with the preceding paragraph shall be offset.

Purchase the loans from the non-bank lenders at face value. However, if the non-bank lenders refuse to sell the loans,

If such a sale is refused, it shall not be used to calculate the unused credit limit.

In such case, the transaction will be deemed to have taken place.

In the event of the transfer of the preceding paragraph, the lender other than the set-off shall bear the cost of the transfer at its own expense.

After the handover, the borrower will be promptly notified in writing of the date specified in Article 467 of the Civil Code.

(2) In the event that the Borrower makes an offset against the Lender pursuant to Paragraph 2 of the preceding Article (hereinafter, the Lender shall be referred to as the “Set-off”),

The Set-Off Lenders, Lenders and Agents shall not be liable to any Lenders other than the Set-Off Lenders or

The agent may only make a request to a lender other than the lender subject to offset who made the request.

In relation to the lender or agent, the lender and agent may transfer the receivables in accordance with the following provisions:

However, if all lenders and agents comply with the following provisions,

If it is agreed that other arrangements will be made to coordinate between the lender and the agent,

or the Agent may, at its discretion, take any other action to settle the matter between the Lender and the Agent.

If the lender or agent decides to make any adjustments, the lender and agent shall

The agent will seek to make an adjustment between the lender and the agent.

The agent will determine whether the amount of the debt that was extinguished by the set-off was actually paid to the agent.

Assuming that, pursuant to the provisions of Article 19, paragraphs 1 to 4,

The lender or agent (hereinafter referred to as the “Lenders, etc. Exempt from Set-Off”) received the payment.

The agent identifies the possible claims and calculates their amounts.

The lenders eligible for set-off are the claims of lenders, etc., not eligible for set-off, identified by the agent in accordance with the preceding paragraph.

The amount of the claim calculated by the agent in accordance with the preceding paragraph shall be used as the offsetting amount.

Purchased at face value from non-eligible lenders.

In the event of a transfer under the preceding paragraph, the lender not subject to offset shall bear the transfer at its own expense.

After the handover, the borrower will be promptly notified in writing of the date specified in Article 467 of the Civil Code.

(3) In the cases set forth below, the lender and the agent may transfer the claim pursuant to the provisions of paragraph (1) or otherwise.

The Company will take measures to coordinate between lenders and agents.

1) The lender itself enforces or exercises a security interest other than a permitted security interest on a borrower’s assets.

As a result of the lender filing a petition for auction (hereinafter referred to as “compulsory execution, etc.”)

When the Company receives payment of the debt it has owed to the Borrower under this Agreement.

The lender distributes the funds in response to a petition for forced execution or auction by a third party as enforcement of a security interest.

As a result of such request (excluding distribution requests based on permitted security interests), the lender

If the borrower receives repayment of the debt owed to the borrower based on the above.

However, in applying paragraph 1 mutatis mutandis, the agent shall not be required to pay the amount of time required for the lender to carry out enforcement, etc.

All expenses (including attorney’s fees) or any other expenses required by the lender in relation to enforcement by a third party, etc.

All expenses incurred in making such a claim (including attorney’s fees) shall be borne by the lender.

The amount will be deducted from the amount obtained as a result of the enforcement, and the remaining amount will be paid to the agent.

Assuming that the lender or agent other than the lender who carried out the enforcement etc. received the payment,

The amount of the claim that would have been incurred shall be calculated.]

(4) Notwithstanding the provisions of the preceding paragraph, in the following cases, the assignment of claims pursuant to the provisions of paragraph 1 shall not be made:

However, the Permitted Security Interests under Article 21, paragraph 3,

With respect to the security interest created by the Borrower pursuant to the proviso to paragraph (1), the Agent and all Lenders

If there is a separate agreement between the parties, such agreement shall apply.

1) The lender exercises its permitted security interest. 2)

The lender has exercised its permitted security interest as a result of a third party’s enforcement or auction to enforce the security interest.

If the Assistant receives payment of the claims it has against the Borrower under this Agreement.

Pursuant to the provisions of Paragraph 5 of the preceding Article, a voluntary sale of assets subject to a permitted security interest in which the lender is the secured party is permitted.

The proceeds received will be paid directly to the lender to fulfill the obligations under this Agreement.

or when a subrogation is made of the assets covered by a permitted security interest in which the lender is the secured party;

If the obligation to the lender under this Agreement is extinguished.

Article 25 (Rights and Obligations of Agents)

(1) The Agent shall perform agency duties for all Lenders based on the entrustment of all Lenders.

and (ii) any other action or demand that Agent deems ordinarily necessary or appropriate in exercising its powers and conducting its Agent’s business.

Agent shall exercise its authority to ...

and shall not be liable for any failure by the Lender to perform its obligations under this Agreement.

In addition, the Agent is an agent of the Lender and, unless otherwise specified, is not the agent of the Borrower.

Not to act as an agent.

(2) The agent is believed to be true and accurate and is signed or stamped by a proper person.

Correspondence, documents and documents received and delivered (including loan applications received pursuant to the provisions of Article 5, Paragraph 1)

) and may be reasonably selected by Agent to the extent necessary for this Agreement.

They may act on the basis of the opinions and explanations of the experts they have appointed.

(3) The Agent shall act as a good manager in fulfilling its responsibilities and exercising its powers under this Agreement.

Please pay attention to the following.

(4) Agent or any of its directors, employees or agents shall not be liable for any damages arising out of or in connection with this Agreement.

Regarding any act or omission related to the contract, unless there is willful or gross negligence,

No Lender other than Agent shall be liable for any damages whatsoever suffered by Agent in performing its obligations under this Agreement.

The Agent shall be liable for any debts and damages incurred in the course of the transaction to the extent that they are not reimbursed by the Borrower.

(However, if the lending obligations of some lenders are extinguished before the lending obligations of all lenders are extinguished,

In this case, the principal of the individual loan outstanding relating to the lender is

The amount will be considered as the lending limit of the lender in question to calculate the participation rate.

After the loan obligation of the Company is extinguished, during the period in which all debts under this Agreement have not been fully repaid,

The ratio of the total principal amount of each lender’s outstanding loans to the total loan balance at the time of issuance.

Furthermore, if any lender is unable to fulfill such indemnification obligations, the agent

The participation rate is calculated by dividing the participation rate by the total participation rate of all lenders excluding the lender.

The parties shall jointly and severally indemnify the agent for the amount remaining after deducting the portion of the cost incurred.

(5) Agent may, upon the written instruction of a Majority Lender or all Lenders,

To the extent that the action does not violate the regulations and is legal, the action will be in accordance with the instructions.

We will not be liable to the borrower or lender for any consequences arising from this.

(6) The Agent may receive from the Borrower or the Lender any of the following items set out in Article 22, Paragraph 1 or 2:

Unless you received notice that a cause existed, you could not have known about the cause.

is considered to be something.

(7) The Agent does not guarantee the validity of this Agreement or the matters expressed in this Agreement.

Rather, the lender will assess the borrower’s creditworthiness and other necessary information based on documents and information that it deems appropriate.

After reviewing the above matters, the Company has entered into this Agreement and carried out the transactions contemplated by this Agreement at its own discretion.

This shall be the case.

(8) If the Agent also acts as a lender, notwithstanding the Agent’s obligations under this Agreement:

The rights and obligations of the lender under this Agreement shall be the same as those of other lenders.

Generally accepted banking transactions may be conducted with the Borrower outside of this Agreement.

The Agent shall not use any information about the Borrower obtained in transactions outside of this Agreement (including information received from the Borrower)

Unless expressly stated to be sent pursuant to this Agreement, any information sent outside of this Agreement shall

(This information is deemed to be information obtained in the course of the transaction.) to other lenders, and

Distributing to other lenders any payments received from the Borrower in transactions with the Borrower outside this Agreement

No obligation.

(9) The calculation of the individual loan disbursement amount and the calculation of the amount distributed to the lender pursuant to Article 19 shall be made by the Agent.

The lender designated by the agent (hereinafter referred to as the “Fractional Lender”); provided, however, that if the agent also acts as a lender,

In this case, the lender who also acts as the agent shall be the fractional lender.

The amount of distribution to the lender is rounded down to the nearest yen.

The amount shall be the total amount of distributions minus the amount of distributions to other lenders.

(10) the determination of interest rates and repayment dates to be included in any notice given by the agent to the borrower or lender;

All other decisions and amounts payable under this Agreement are final and binding unless there is manifest error.

The agreement shall be binding on the Borrower and the Lender.

(11) If the Agent receives any notice from the Borrower that is to be conveyed to the Lender under this Agreement, the Agent shall promptly notify the Lender

The contents of the Agreement must be notified to all Lenders or the Lenders may notify the Borrower or any other person under this Agreement.

Upon receiving a notice to be communicated to the lenders, the agent shall promptly notify the lenders of the contents of the notice.

The agent must notify the borrower or all lenders.

Documents obtained and stored from the lender will be available for inspection by the lender during normal business hours.

do.

Article 26 (Resignation and Dismissal of Agent)

(1) The procedure for resigning as an agent shall be as follows:

1. The Agent may resign by giving written notice to all Lenders and Borrowers.

However, the successor agent may not be appointed until the successor agent has been appointed and has accepted the position.

Such resignation shall not be effective.

If the notice in the preceding paragraph is given, the majority lender shall, with the consent of the borrower, appoint a successor agent.

Appoint a representative.

Become the successor agent within 30 days from the date of notification in paragraph 1 (including the same day).

If the person who should be appointed is not appointed by the Majority Lender, or if the person who should be appointed by the Majority Lender

If the agent does not accept the position, the agent in office shall accept the position with the consent of the borrower.

Above, a successor agent may be appointed on behalf of the majority lender.

(2) The procedure for dismissing an agent shall be as follows:

(i) The Major Lender shall give written notice to all other Lenders, Borrowers and Agents.

However, the agent may be dismissed by

Such removal shall not be effective until a new director has been appointed and has accepted the position.

If the notice in the preceding paragraph is given, the majority lender shall, with the consent of the borrower, appoint a successor agent.

Appoint a representative.

(3) If a person appointed as a successor agent under paragraph (1) or the preceding paragraph accepts the appointment.

The previous agent will provide all documents held by the agent under this agreement.

The successor agent will then transfer the rights to the agent as set forth in this Agreement.

and will provide all necessary cooperation to enable the Company to fulfill its responsibilities as a consultant.

(4) The successor agent shall succeed to the rights and obligations of the predecessor agent under this Agreement and shall

The agent in charge will pay all the expenses incurred as an agent at the same time as the successor agent takes over.

However, the previous agent will be relieved of all obligations arising from any acts (including omissions) that the previous agent performed during his/her term of office.

The provisions of this Agreement will continue to apply in full force and effect.

(5) Notwithstanding the provisions of the preceding four paragraphs, if any of the following applies, the Agent may

The Agent may resign from his/her position by mutual agreement with the Lender.

In the event that an agent resigns in accordance with the provisions, the agent must promptly notify the agent of the resignation.

The Borrower shall be notified of such resignation, and the Borrower shall not object to such resignation.

Even if the agent resigns in accordance with the terms, the borrower shall not be liable for any agent fees already incurred.

shall not be relieved from the obligation to pay.

1) The borrower has commenced bankruptcy proceedings, rehabilitation proceedings, reorganization proceedings, special liquidation proceedings, or other proceedings.

If there is a petition for the commencement of legal reorganization proceedings similar to this (including similar petitions outside Japan),

When.

If the borrower fails to pay the agent fee, we will issue a notice of payment within a reasonable period.

However, payment is not made within that period.

Article 27 (Gathering of Lenders’ Wills)

(1) The procedure for gathering the will of multiple lenders or all lenders shall be as follows:

If an event occurs that requires instructions from multiple lenders or all lenders as set forth in this Agreement, the lender

If it is determined that the lender has made a mistake, it will ask the agent to gather the opinions of the majority or all lenders.

A notice of the request may be given.

The agent who receives the notice in the preceding paragraph will gather the opinions of the majority or all lenders.

Promptly notify all lenders of the above.

The lender who receives the notice in the preceding paragraph shall make its own decision regarding such matter and

Within a reasonable period specified by the client (in principle, 10 business days after receiving the notice in the preceding paragraph)

The agent will be notified of the details by the due date.

In the event that the will of many or all lenders is gathered in accordance with the preceding three paragraphs, the Agent

The content of the notice shall be communicated to the borrower and all lenders as instructions from multiple lenders or all lenders.

promptly notify the

(2) In addition to the preceding paragraph, the Agent may, if there is a reason that requires the consensus of many or all Lenders.

If the lender determines that a breach has occurred, the lender will notify all lenders that it will rally the will of the majority or all lenders.

The procedure after such notice is given shall be as set forth in the preceding paragraph (3) and

Subject to the provisions of No. 4.

Article 28 (Changes to the Contract)

(1) This Agreement may not be modified without the written consent of the Borrower, all Lenders, and Agent.

It is not possible.

(2) Notwithstanding the provisions of the preceding paragraph, if the Agent resigns pursuant to Article 26, Paragraph 5, and the Majority Lender

If a successor agent is not appointed immediately by mutual agreement, the Major Lenders and Agent

By written agreement of the Agent (or, if the Agent has already resigned, the Majority Lenders)

to the extent reasonably necessary to enable each lender to exercise its rights individually

The party that amends this Agreement in accordance with the provisions of this paragraph:

The other parties to this Agreement shall be notified of any changes in writing without delay.

Article 29 (Transfer of Status)

(1) The Borrower shall not, without the prior written consent of all Lenders and Agents,

The position or rights and obligations cannot be transferred to a third party.

(2) The Lender shall notify the Borrower and Agent of the following with their prior written consent and as set forth in the following items:

Only if all requirements are met, will the status under this Agreement and all of the rights and obligations associated therewith be granted.

may transfer a portion of the loan to a third party (hereinafter, a lender who has made such a transfer is referred to as a “transferor”).

The person who receives the transfer is referred to as the “transferee.” In addition, the borrower and the agent

The Agent may not unreasonably refuse such consent and the Agent may not

In the event of a transfer, the Transferor will notify all

Lenders.

If other claims are transferred to the transferee, the consent of the borrower shall be

This also includes consent to the transfer of rights, and the confirmed date of the transfer of such consent.

To obtain the attachment.

In the event of a partial transfer of the status under this Agreement, the transferor and the transferee of the status after the date of transfer

Both parties will become lenders under this Agreement and the provisions of this Agreement will apply.

The loan limit before the transfer of the position (hereinafter referred to as the “pre-transfer loan limit”) is

The amount will be reduced by the amount separately agreed upon by the recipient (hereinafter referred to as the “reduction amount”), and the transferee will be

The maximum loan amount equal to the amount of the reduction (however, if the transferee was already a lender before the transfer,

If the amount is less than the amount of the reduction, the lender’s credit limit before the transfer will be increased by an amount equal to the reduction.

The maximum loan amount (added to the loan amount) will be applied from now on, and if the transferor has a loan claim,

(hereinafter, such loan receivables are referred to as “Pre-Assignment Loan Receivables”),

The principal, interest, late payment charges and all other claims relating to the transferred receivables will be reduced by the maximum loan amount before the transfer.

The amount will be divided according to the percentage of the reduction (hereinafter referred to as the “reduction percentage”), and the amount will be

The divided claims (hereinafter referred to as the “Transferred Loan Claims”) are transferred to the Transferee.

To be able to do so.

3) The transferee is a qualified transferee.

If such transfer is made with respect to part of the status under this Agreement, (a)(i) the amount of the reduction and

(ii) The amount of the loan limit before the transfer minus the amount of the reduction is 100 million yen or more in both cases, and

(b) If the transferor has a loan, (i) the amount of the loan to be transferred; and

(ii) The amount of the loan receivables before transfer minus the amount of the loan receivables to be transferred is 1

100 million yen or more (however, if the transferor is also a lender who acts as an agent, this

Not limited to:

Such transfer will result in withholding tax, etc., and the borrower will be

The amount of interest paid will not increase (however, the amount of interest paid will not increase due to the lender’s discontinuation of its lending business in Japan).

except in the case where the lender transfers its status under this Agreement to an overseas subsidiary or affiliate of the lender.

Ku.).

(3) Any expenses incurred as a result of the transfer under the preceding paragraph shall be borne by the transferor or the

However, any additional costs incurred by the transferee after the transfer will be borne by the transferee.

10. In addition, the transferor or transferee must, by the date of such transfer,

As compensation for administrative procedures related to the transfer, 1 million yen including consumption tax will be charged per transferee.

Pay the agent.

Article 30 (Assignment of Loan Receivables)

(1) Unless otherwise specified in this Agreement, the Lender shall notify the Lender that all of the following requirements are met:

The transfer of loan receivables and other receivables under this Agreement may be made only if the transferee is bound by the relevant provisions of this Agreement with respect to the transferred receivables.

The transferee shall not assume any loan obligations.

The transferee is a qualified transferee.

If the transfer is made by dividing the loan receivables, the amount of the divided loan receivables must be

Each of these must be 100 million yen or more (however, if the transferor is also a lender who acts as an agent,

This is not the case.)

Such transfer will result in withholding tax, etc., and the borrower’s payment to the transferee will be

The amount of interest paid will not increase (however, if the lender discontinues its lending business in Japan,

(Except in the case of transfer to an overseas subsidiary or affiliate of the lender.)

(2) In the case of an assignment of a claim, the assignor and the assignee shall, as of the date of assignment, make a third party claim for such assignment.

In this case, the assignor and the assignee shall be jointly named.

and Borrower shall, on its own initiative, promptly notify Agent of any such assignment.

In addition, if the receivables are assigned pursuant to the preceding paragraph, the assigned rights of the assignor under this Agreement shall not apply to the

All rights relating to the receivables of the Transferee shall be transferred to the Transferee, and the Transferee shall not be liable for any transfer under this Agreement.

The Borrower shall assume all obligations of the Transferor relating to the transferred claims.

The transfer of rights to such assignee and the assumption of obligations by such assignee shall be consented to in advance.

In applying the provisions of this Agreement to the loan receivables, in the case of a transfer of all loan receivables,

In the case of a partial transfer of a loan receivable, both the transferor and the transferee are treated as the lender.

shall be treated as the lender under this Agreement.

(3) The transferor shall bear all expenses incurred in connection with the transfer under paragraph (1).

Any additional costs incurred after the transfer shall be in accordance with Article 10. In addition, the transferor or transferee shall:

By the date of such transfer, each transferee will be paid a fee in consideration of administrative procedures related to the transfer.

The agent will pay 1 million yen, including consumption tax.

(4) Where a transfer is made under subsection (1), the transfer shall be deemed to have been made in the calculation of the unused credit limit.

Do this as if it had not been done.

(5) The transfer of loan receivables or other receivables under this Agreement that do not meet the requirements set forth in this Agreement (hereinafter referred to as “Unreceivables”)

An unauthorized transfer is referred to as an “unauthorized transfer,” and the transferor involved in the unauthorized transfer is referred to as the “unauthorized transferor,” and the transferee is referred to as the “unauthorized transferee.”

If the transferred receivables are referred to as “unauthorized transfers of receivables”), the borrower, agent, and other parties

The lender will notify the lender of the following if the unauthorized transfer is not made and the unauthorized transferor continues to use the property without authorization.

It is sufficient to treat the matter on the premise that the person is a creditor of the transferred claim, and the resulting

We are not liable for any damages whatsoever.

Even if the agent receives notice of the assignment of the loan receivables,

If the transfer is unauthorized, the administrative procedures set out in Article 19(2)(b) shall not be carried out.

stomach.

To the extent that the unauthorized assignor has the authority to receive payment for the unauthorized assignment claim under Article 466, Paragraph 3 of the Civil Code,

Payment of the unauthorized assigned claims shall be made by the unauthorized assignor who has been delegated the exercise of such authority by this Agreement.

and except as otherwise provided in this Agreement, not to unauthorized assigns or

Direct payments to unauthorized transferees are not considered fulfillment of obligations under this Agreement and are not subject to the provisions of Article 18, Paragraph 2.

The provisions of Article 19 regarding the payment of unauthorized assignment claims by agents shall apply.

Distributions will be made to unauthorized assignees. Lender may terminate the authorization to exercise the powers set forth in this paragraph.

You waive your right to receive any dividends from the Agent and cannot assign your distribution rights to the Agent.

In addition, if the Borrower receives a demand for performance of the unauthorized assignment claim from the unauthorized assignee,

Immediately notify the agent of the facts.

The definition of multiple lenders is applied to the case where an unauthorized assignor holds an unauthorized assignment claim.

The unauthorized assignee shall be bound by the decisions of such majority lenders.

may amend this Agreement in accordance with Article 28, and any unauthorized assignee shall be bound by such amendments.

It is bound by content.

(6) Notwithstanding the provisions of Article 23, Paragraphs 1 and 2, the Unauthorized Transferee and the Borrower shall not be liable for any unauthorized transfer of the Claim.

Furthermore, the unauthorized assignee cannot offset or make any other payment on the unauthorized assigned claim.

The acts prescribed in Article 24, Paragraph 3, Items 1 and 2, regarding the transfer of the property, shall not be carried out.

The unauthorized transferee shall handle any disputes arising from the unauthorized transfer at its own expense and responsibility.

However, if the borrower, agent, or other lender suffers damages due to the unauthorized transfer,

The unauthorized assignor shall indemnify.

(7) The agent and other lenders shall not be liable for any damages whatsoever even if the borrower consents to the unauthorized transfer.

Unless the owner consents to the unauthorized transfer, he/she will not lose the benefits set forth in the preceding two paragraphs.

Article 31 (Recovery from Third Parties, etc.)

(1) The Borrower’s obligations under this Agreement have been approved in advance in writing by the Agent and all Lenders.

Unless otherwise specified, repayment by a third party other than the borrower shall not be permitted.

(2) The Borrower agrees that after the execution date of this Agreement, the Agent and all Lenders will not accept any offer or offer without the prior written consent of the Agent and all Lenders.

To the extent that the amount of the guarantee is less than the amount of the guarantee, the borrower may not entrust any guarantee (including real guarantee) to a third party for the debts of the borrower under this Agreement.

(3) The Lender shall not entrust the Borrower with any guarantee agreement (including any other guarantee agreement) with a third party without entrustment of the Borrower with respect to the Borrower’s obligations under this Agreement, nor shall the Lender cause any third party to assume the obligations or performance of the Borrower under this Agreement.

When entering into a debt assumption agreement (including a guarantee), all of the following requirements must be met:

and the third party is required to satisfy the conditions of the guarantee agreement or the debt assumption agreement.

In the event that the payment is received, there will be no adjustment between the lenders due to the assignment of claims as provided for in Article 24, Paragraph 1.

When a third party exercises the right of reimbursement acquired as a result of fulfilling the guarantee obligation and the claim under this Agreement,

If the Lender acts as Agent under this Agreement, any other Lenders other than the Lender, and the Borrower

To assume all obligations equivalent to those borne by the Company to the

The third party is bound by the terms and conditions of this Agreement.

The third party is a qualified transferee and is not a subsidiary or affiliate of the Borrower.

The borrower is not a subsidiary or affiliate of the third party.

The amount of the loan receivables acquired by a third party by subrogation is 100 million yen or more.

Such subrogation will result in withholding tax, etc., and the borrower’s obligations to the third party will be

There will be no increase in interest payments.

In addition, if a third party acquires a loan claim by subrogation pursuant to the provision of Item 1,

Subrogation shall be deemed to be an assignment of loan claims under the provisions of the preceding Article, and the provisions of Paragraphs 3 and 4 of the same Article shall apply mutatis mutandis.

do.

Article 32 (Termination of Lending Obligations of All Lenders)

If any of the following events occurs, the lending obligations of all lenders will be terminated.

The Member shall immediately (if any of the events set forth in item 1 of this paragraph occurs) release all of the obligations under this Agreement.

However, until the Borrower has completed the performance of all obligations under this Agreement,

The relevant provisions of this Agreement will remain valid as far as the performance of obligations under Article 22, Paragraph 1 is concerned.

When the expiration date of the Commitment Period has passed.

When any of the events specified in Article 22, Paragraph 1 occurs, or when any of the events specified in Article 22, Paragraph 2 occurs.

If an event occurs that requires the Agent to notify the Borrower in accordance with the provisions of the same paragraph,

If.

Article 33 (General Provisions)

(1) Confidentiality

The Borrower will not object to the disclosure of the following information:

In the event of a notice of non-execution of the loan pursuant to the provisions of Article 8, Paragraph 1, any of the items of Article 22, Paragraph 1 or

In the event of any of the events set forth in Paragraph 2 or in the event of the

If a meeting of the minds is required, Agent and Lenders may

Information about the Borrower and its transactions obtained in connection with other contracts is used as necessary to

Disclose to each other as much as necessary.

Transfer of status or loan receivables under this Agreement or any obligations incurred by the Borrower under this Agreement

A guarantee agreement (including a real guarantee) or a debt assumption agreement without the borrower’s consent for the debt

When concluding the agreement, the lender will impose a confidentiality obligation on the other party, and the assignee (the

(including the transferee of status as provided for in Article 29), guarantor or debtor, or transferee, guarantor or or those considering assuming debt (including those who act as intermediaries in relation to such transactions),

Disclosure of information relating to this Agreement.

Information regarding the Borrower’s creditworthiness obtained in connection with the Agreement, the contents of this Agreement and any accompanying

This refers to the information relating to the transaction, the details of the loan receivables that are the subject of the transaction, and any information incidental thereto.

It does not include information about the borrower’s creditworthiness obtained in connection with other agreements.

The lender is not in compliance with applicable laws and regulations, administrative, judicial or other relevant government agencies in Japan or overseas, central banks or

When ordered, guided, or requested by a self-regulatory organization, or by a lawyer, judicial scrivener, or certified public accountant professional, auditing firm, tax accountant, rating agency, or other professional who has access to the confidential information in the course of their duties

To the extent reasonably necessary, we will disclose information about this Agreement to any person who needs to receive such information.

In addition, the lender must disclose to its parent company, subsidiaries and affiliates:

Disclose information regarding this Agreement to the extent necessary and appropriate for internal management purposes.

(2) Assumption of Risk, Release of Liability, and Indemnification

The documents submitted by the borrower to the agent or lender are not refunded due to unavoidable circumstances such as an accident or disaster.

In the event of loss, destruction or damage due to circumstances, the Borrower shall, in consultation with the Agent,

Fulfilling obligations under this Agreement based on the Agent’s or the Lender’s books, vouchers and other records

In addition, the Borrower shall notify the Agent or the Lender through the Agent of the

In such case, promptly prepare a replacement document and issue it to the agent or through the agent.

and submit it to the lender.

The representative and agent of the Borrower used by the Lender or Agent in the transactions under this Agreement

The seal impression of the lender will be carefully compared with the seal previously registered by the borrower and confirmed to be correct.

Regarding transactions that were approved, there was an incident of forgery, alteration, theft, etc. of a seal, resulting in losses.

If any damage occurs, the borrower will bear the cost.

The Borrower has violated the provisions of this Agreement or any of the items in Article 20 is not true.

(If the matters set forth in Article 20, Paragraph 10 are not true or the Borrower does not comply with Article 21, Paragraph 4, Paragraph 5,

(hereinafter referred to as “Borrower’s Violation of Obligations, etc.”)

The lender or agent may take any action permitted under this Agreement (including the implementation of an individual loan) as a reason for

Deciding not to proceed, giving notice to the Borrower in accordance with Article 22, Paragraph 2, and

(including disclosing information pursuant to Paragraph 1, Item 1 of this Article)

In the event of any harm, the Borrower will have no claim against the Lender or Agent.

In addition, if the Lender provides compensation pursuant to the provisions of Article 25, Paragraph 4, etc., due to a breach of the Borrower’s obligations, etc.

Any damages incurred by the lender or agent due to the failure to

People bear this burden.

(3) Severability of this Agreement

If any provision of this Agreement becomes invalid, illegal or unenforceable, the remaining provisions shall remain valid.

The validity, legality and enforceability of this Agreement will not be impaired or affected in any way.

Not affected.

(4) Exemption from application of banking agreements, etc.

This Agreement and the transactions hereunder shall be governed by the Banking Agreement separately entered into by the Borrower and the Lender.

The document does not apply.

(5) Notice

All notices under this Agreement shall be made in writing (including by email)

The recipient must clearly state that the item is to be delivered to the recipient.

Address (however, each party will contact the agent separately regarding the email address.

(hereinafter referred to as “the Company”), by one of the methods set out in (a) to (d) below.

Each party to the Agreement may change its address by giving notice of change of address to the Agent.

However, if notification is made by facsimile or email,

The recipient must confirm receipt of the notice (by phone or email).

(a) Personal delivery; (b) Registered mail or courier

service; (c) Facsimile

transmission (provided that, if requested by the

other party, the original copy may be provided subsequently);

or (b) shall be delivered to the other party.)

(d) Email (provided that, if requested by the recipient, we will provide an original copy later)

(It must be delivered to the other party by the method of (a) or (b).)

The effective time of the notice in the preceding paragraph shall be the time when the notice is received by facsimile or email.

If the payment is made by any other means, the time of actual receipt will be the time when the payment is confirmed.

(6) Changes to the notified items

The lender and the borrower shall disclose their trade names, representatives, agents, signatures, seals, addresses, and other information.

If there are any changes to the information you have provided to the agent, please notify the agent in writing as soon as possible.

Notification will be made by

If the notification made under this Agreement is delayed or not delivered due to failure to make the notification under the preceding paragraph.

If the time limit is reached, it is deemed to have been reached at the time that would normally be reached.

(7) Fund Settlement

In principle, funds settlement between agents and lenders will be carried out via the Nationwide Bank Data Communication System.

If you wish to use the Bank of Japan Financial Network System,

The lender shall consult with the agent in advance.

If the lender is not a subscriber to the National Bank Data Communication System,

The funds will be settled in the bank account of the lender at the bank participating in the credit system.

do.

Any other party to this Agreement will notify the other party of the

Any fees and charges incurred in making payments to the party making the payment shall be borne by the party making the payment.

(8)

Calculation Unless otherwise expressly provided, calculations in this Agreement shall be calculated on one side by dropping

Calculation is based on a daily rate of 365 days per year, with division done at the end and rounding down to the nearest yen (however,

If the agent deems it particularly necessary, the agent will calculate it in a way that the agent deems appropriate.

will be done.

(9) Preparation of notarized documents

The Borrower shall, whenever requested by the Agent or the Multi-Lender, commission a Notary Public.

A notarized document containing the acknowledgement of the obligations under this Agreement and the authorization to enforce the obligations under this Agreement.

The Borrower shall take the necessary steps to prepare the notarized document. The costs of preparing the notarized document shall be borne by the Borrower.

(10) Survival of Rights

Agent and Lender fail to exercise all or any of their rights under this Agreement.

Even if the Agent and the Lenders may delay the exercise of the shall not be construed as a waiver of such rights or as a release or relief from the Borrower’s obligations;

The rights of Agent and Lenders shall not be affected in any way.

(11) Governing Law and Jurisdiction

This Agreement shall be governed by the laws of Japan, and any disputes arising from this Agreement shall be resolved by the defendant.

The district court with jurisdiction over the location of the head office of the parties shall be the non-exclusive court of first

instance. (12) Language This Agreement shall be written in Japanese, and this is the original.

(13) Matters to be discussed

If any doubt arises between the parties regarding matters not specified in this Agreement or the interpretation of this Agreement,

The borrower and lender will hold discussions through the agent and decide on their response.

In witness of the above, one copy of this Agreement shall be executed and signed by the representatives of the Borrower, Lender and Agent or their agents, and shall be kept by the Agent. The Lender and the Agent shall receive a copy thereof from the Agent.

October 31, 2025

Borrower:

20th Floor, Ebisu Garden Place Tower, 4-20-3 Ebisu, Shibuya-ku, Tokyo 150-6020

Leifras Co., Ltd.

Representative director

Kiyotaka Ito /seal/

Agent:

2456-1 Suwanocho, Kurume City

Hiroyuki Tsuruhisa, Representative Director, Chikuho Bank Ltd. /seal/

(Chikuho Bank, Ltd.)

Lender:

2456-1 Suwanocho, Kurume City

Hiroyuki Tsuruhisa, Representative Director, Chikuho Bank Ltd. /seal/

(Chikuho Bank, Ltd.)

Lender:

2-4-3 Muromachi, Nihonbashi, Chuo-ku, Tokyo

SBI Shinsei Bank, Ltd. 2-6-50 Daimyo, Chuo-ku, Fukuoka City, Fukuoka Prefecture SBI Shinsei Bank, Ltd. Fukuoka Branch Manager

Takeshita Seiki /seal/

(SBI Shinsei Bank, Ltd.)

end

Borrower’s account

Bank Name	: Chikuho Bank Ltd.

Branch Name	: Fukuoka Sales Department

Deposit type	: Regular deposit

Account number	: 3033363

Account name	: Leifras Co., Ltd.

Separate table 1

List of Parties

1. Borrower

Borrower and its department	Address, telephone number, fax number, email address
Leifras Co., Ltd.	20th Floor, Ebisu Garden Place Tower, 4-20-3 Ebisu, Shibuya-ku, Tokyo 150-6020 TEL 03-6451-1341 FAX 03-6451-1342 Email: m-matsui@leifras.co.jp

2. Agent

Agents and their departments	Address, telephone number, fax number, email address
Chikuho Bank Financial Consulting Group	1-24-20 Takasago, Chuo-ku, Fukuoka City, 810-0011 TEL 092-521-1463 FAX 092-524-8128 Email c-fukuoka041@chikugin.jp c-kinyuconsul@chikugin.jp

3. Lender

Lender and its department	Maximum loan amount	Address, telephone number, fax number, email address
Chikuho Bank, Ltd. Fukuoka Sales Department	500,000,000 yen	1-24-20 Takasago, Chuo-ku, Fukuoka City, 810-0011 TEL 092-521-1451 FAX 092-524-8128 Email c-fukuoka041@chikugin.jp c-kinyuconsul@chikugin.jp
SBI Shinsei Bank Ltd. Fukuoka Branch	500,000,000 yen	Postal code 810-0041 2-6-50 Daimyo, Chuo-ku, Fukuoka City TEL 070-1742-8884 TEL 070-1473-2709 FAX 03-4560-2831 Email Kohei.Muto@sbishinseibank.co.jp Yoshio.Kuroishi@sbishinseibank.co.jp